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            EXHIBIT (15) LETTER RE: UNAUDITED FINANCIAL INFORMATION

Board of Directors and Shareholder
Park-Ohio Industries, Inc.

     We are aware of the incorporation by reference in the following Registration Statements (Form S-4 Nos. 333-43005 and 333-83117) of Park-Ohio Industries, Inc., for the registration of its 9.25% Senior Subordinated Notes due 2007 of our report dated May 12, 2003 relating to the unaudited consolidated interim financial statements of Park-Ohio Industries, Inc., which are included in its Form 10-Q for the quarter ended March 31, 2003.

                                          /s/ Ernst & Young LLP

Cleveland, Ohio
May 12, 2003

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